UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2015

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market St., 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 19, 2015, the Audit Committee of the Board of Directors (“Audit Committee”) of Hill International, Inc. (the “Company”), after consultation with EisnerAmper LLP, the Company’s independent registered public accounting firm, determined that the Company’s financial statements for each of the years ended December 31, 2014, 2013 and 2012 and the quarters ended March 31, June 30, and September 30 in 2014 and 2013  included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for such periods and together with all three-, six- and nine- month financial information contained therein and the Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2015 (collectively, the “Non-Reliance Periods”) can no longer be relied upon.  Therefore, all earnings press releases and similar prior communications issued by the Company as well as other prior statements made by or on behalf of the Company relating to those periods should not be relied upon.  The Company intends to present the annual and quarterly restated financial statements in amendments to its Annual Reports on Form 10-K for the years ended December 31, 2014, 2013 and 2012 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 (the “Restated Filings”) as soon as practicable.

The Audit Committee’s decision to restate these financial statements is in connection with a review by the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) of our Annual Report on Form 10-K for the year ended December 31, 2014, Form 10-Q for the quarter ended March 31, 2015 and Definitive Proxy Statement filed April 30, 2015 (the “Staff Review”) and subsequent communications between the Staff and the Company relating to the Staff Review. As a result of this review, the Company, under the direction of its Audit Committee, re-evaluated its historical and then current practices with respect to analyzing the collectability of accounts receivable in accordance with accounting principles generally accepted in the United States of America. In connection with this re-evaluation, the Company determined that its previous accounting treatment for the accounts receivable from the Libyan Organization for Development of Administrative Centres (the “Libya Receivable”) was no longer appropriate as of and for the year ended December 31, 2012. The Company has included significant disclosures in prior periodic reports filed with the SEC regarding the status of the Libya Receivable, including regarding the political situation in Libya, the amounts of payments, the Company’s continued dialogue with representatives of the Libyan Organization for Development of Administrative Centres, the circumstances under which the Company would evaluate its options to pursue legal claims and/or assess the carrying amount of the Libya Receivable, and the risk regarding its collectability.

Expected Impact of the Restatements

The amounts disclosed below reflect the Company’s current expectations relating to the effect of the adjustment related to the Libya Receivable on each of the Non-Reliance Periods. The Company has determined that the net cumulative effect on each of the Non-Reliance Periods is material, and the Company expects to discuss in more detail the impact of the adjustment in the Company’s restated financial statements in the Restated Filings.  However, the adjustment related to the Libya Receivable results in non-cash financial statement corrections and will have no impact on the Company’s current or previously reported cash position, investing or financing cash flows, or net operating loss carryforward.

Preliminary indications from the Company’s evaluation are that the changes described above are expected to primarily result in a:

•                  $48.1 million increase in selling, general and administrative expenses, a $59.9 million decrease in accounts receivable, an $11.8 million decrease in accounts payable and accrued expenses, a

$48.1 million decrease in net earnings and a corresponding $48.1 million decrease in retained earnings for the year ended December 31, 2012;

•                  $2.0 million increase in net earnings, primarily to reflect collections related to the Libya Receivable, a $57.3 million decrease in accounts receivable, an $11.5 million decrease in accounts payable and accrued expenses and a $46.1 million decrease in retained earnings for the year ended December 31, 2013;

•                  $5.6 million decrease in net loss, primarily to reflect collections related to the Libya Receivable, a $49.7 million decrease in accounts receivable — Libya, a $9.4 million decrease in other liabilities and a $40.6 million decrease in retained earnings for the year ended December 31, 2014;

•                  $0.8 million increase in net earnings, a $49.0 million decrease in accounts receivable- Libya, a $9.2 million decrease in other liabilities and a $39.7 million decrease in retained earnings for the quarter ended March 31, 2015; and

•                  $49.8 million decrease in accounts receivable- Libya, a $9.9 million decrease in other liabilities and a $39.9 million decrease in retained earnings for the quarter ended June 30, 2015.

The amounts above are unaudited estimates and are subject to change.  The Company is continuing to evaluate the total amount of the adjustments and the specific impact on each Non-Reliance Period.

The Company’s management assessed the effectiveness of its internal control over financial reporting and disclosure controls and procedures. Based upon its assessment, management determined there was a material weakness in its internal control over the evaluation of, and accounting for the Libya Receivable. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with the Restated Filings.

The above statements regarding the expected impact of the restatement constitute forward-looking statements that are based on the Company’s current expectations. The final amounts and the detailed presentation of the restatement will be included in the Restated Filings after the Company has completed its work on the restatement and the Audit Committee has completed its final review of the financial statements and other financial data for the Non-Reliance Periods. There can be no assurance that this financial information will not change, possibly materially, before the Company files the Restated Filings.  See “Caution Regarding Forward-Looking Statements” below.

On October 19, 2015, the Company issued a press release regarding the matters described above. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the review of the Company’s accounting, accounting policies and internal control over financial reporting; the preparation of and the audit or review, as applicable, of Restated Filings; and the subsequent discovery of additional adjustments to the Company’s previously issued financial statements. Actual events or results may differ materially from the Company’s expectations. In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process.  We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

Item 9.01  Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ David L. Richter
	Name:	David L. Richter
Dated: October 19, 2015	Title:	President and
Chief Executive Officer